EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated as of March 20, 2006

PARTHENON INVESTORS, L.P.

By:	PARTHENON INVESTMENT ADVISORS, LLC,
its General Partner

By:	PARTHENON INVESTMENT PARTNERS, LLC,
its Managing Member

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

PARTHENON INVESTMENT ADVISORS, LLC

By:	PARTHENON INVESTMENT PARTNERS, LLC,
its Managing Member

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

PARTHENON INVESTMENT PARTNERS, LLC

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

PCIP INVESTORS

By:	PARTHENON CAPITAL, LLC,
its Managing Partner

By:	J&R INVESTMENT MANAGEMENT COMPANY, LLC,
its Managing Member

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Director, President and Secretary

PARTHENON CAPITAL, LLC

By:	J&R INVESTMENT MANAGEMENT COMPANY, LLC
its Managing Member

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

J&R INVESTMENT MANAGEMENT COMPANY, LLC

	By:	/s/ John C. Rutherford
		Name:	John C. Rutherford
		Title:	Managing Member

/s/ John Rutherford
John C. Rutherford

/s/ Ernest K. Jacquet
Ernest K. Jacquet